                                                                                      Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, $0.00025 par value, of Bio-Imaging Technologies, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

November 12, 2008

                            HEALTHINVEST PARTNERS AB

                            By:  /s/ ANDERS HALLBERG
                            Name:  Anders Hallberg
                            Title:    Managing Director and CEO

                            HEALTHINVEST GLOBAL LONG/SHORT FUND

                            By:  /s/ ANDERS HALLBERG
                            Name:  Anders Hallberg
                            Title:    CEO of Managing Company